FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2010

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in their charter)

Delaware (State or other jurisdiction of incorporation)	001-14157 (Commission File Number)	36-2669023 (I.R.S. Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois (Address of principal executive offices)		60602 (Zip Code)

Registrant’s telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendment to Articles of Incorporation or Bylaws, Change in Fiscal Year

On November 18, 2010, Telephone and Data Systems, Inc. (“TDS”) amended its Bylaws.  The following briefly describes the more significant changes to the Bylaws.

The TDS Bylaws were last amended and restated on November 3, 2008.  Since then, there have been certain changes to the Delaware General Corporation Law that have caused certain sections in the TDS Bylaws to become non-current.  Accordingly, certain of the amendments to the TDS Bylaws update them for changes in Delaware law since November 2008, and certain amendments more fully conform the Bylaws to the Delaware General Corporation Law.

In addition, considering the importance of Federal Communications Commission (“FCC”) licenses to TDS, a qualification requirement was added providing that a candidate will not be eligible for election or continued service as a director unless he or she is eligible to serve as a director of a company that controls licenses granted by the FCC, as determined by the Corporation’s Corporate Governance and Nominating Committee or the Board of Directors with the advice of counsel.  In addition, another qualification requirement was added providing that candidate will not be eligible for election or continued service as a director if he or she is or becomes affiliated with, employed by or a representative of, or has or acquires a material personal involvement with, or material financial interest in, a Business Competitor (as defined in the Bylaws), as determined by the Corporation’s Corporate Governance and Nominating Committee or the Board of Directors.  Also, another qualification requirement was added providing that a candidate will not be eligible for election or continued service as a director if, as determined by the Corporation’s Corporate Governance and Nominating Committee or the Board of Directors with the advice of counsel, (i) such candidate’s election as a director would violate federal, state or foreign law or applicable stock exchange requirements (other than those related to independence) or (ii) such candidate has been convicted, including a plea of guilty or nolo contendere, of any felony, or of any misdemeanor involving moral turpitude.

 In addition, the amendments to the Bylaws also include certain other changes which describe the consequences if either (i) a shareholder proposing to nominate a director candidate or submit a proposal at a shareholder meeting, or (ii) a candidate for election as a director proposed to be nominated by a shareholder, does not fully respond to all information required by the Bylaws.

In addition, certain other changes were made to the Bylaws. The foregoing brief description is qualified by reference to the copy of the amended Bylaws attached hereto as Exhibit 3.1, which are incorporated by reference herein.  The attached Bylaws are marked to show changes made.  An unmarked, clean copy of the Bylaws will be posted to the TDS website at www.teldta.com under Corporate Governance.

Item 9.01.  Financial Statements and Exhibits

(d)        Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc. (Registrant)

Date:	November 23, 2010

By:	/s/ Douglas D. Shuma
Douglas D. Shuma Senior Vice President and Corporate Controller

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description

3.1	Amended Bylaws of TDS